EXHIBIT 10.2

MERGER AND REGISTRATION RIGHTS AGREEMENT

MERGER AND REGISTRATION RIGHTS AGREEMENT dated as of November 6, 2019 (this “Agreement”), by and among Ashford Inc., a Maryland corporation (“AINC”), Ashford Nevada Holding Corp., a Nevada corporation (“New Holdco”), and Ashford Merger Sub Inc., a Maryland corporation (“Merger Sub” and, together with AINC and New Holdco, the “Merger Parties”), and, solely for the purposes of Article V hereof, Archie Bennett, Jr., Monty J. Bennett (together with Archie Bennett, Jr., the “Bennetts”), MJB Investments, LP (“MJB Investments”), the Alayna Jo Bennett Max 2019 Gift Trust, the Archie Bennett, III 2019 Gift Trust, the Audra Marie Bennett Maxwell 2019 Gift Trust, the Jory Glazener 2019 Gift Trust, the Krista Koleas 2019 Gift Trust, the Matthew Wade Bennett 2019 Gift Trust, the Beverly Rene Bennett Flood 2019 Gift Trust, the Supplemental Needs Trust FBO Lucas Wade Bennett (together with such other trusts, the “Trusts”), James L. Cowen, Jeremy J. Welter, Mark A. Sharkey and Marissa A. Bennett (together with the Bennetts, Remington Holdings, MJB Investments, the Trusts, James L. Cowen, Jeremy J. Welter and Mark A. Sharkey, the “Investors”).

RECITALS:

WHEREAS, AINC is the sole stockholder of New Holdco and New Holdco is the sole stockholder of Merger Sub;

WHEREAS, in conjunction with the consummation of the transactions contemplated by the Combination Agreement, dated as of May 31, 2019, among Archie Bennett, Jr., Monty J. Bennett, Remington Holdings, L.P., Remington Holdings GP, LLC, MJB Investments, LP, AINC, New Holdco, Merger Sub, James L. Cowen and Jeremy J. Welter (the “Combination Agreement”), among other things, Merger Sub will merge with and into AINC with AINC as the surviving merger party (the “Merger”), and as a result of such Merger, (i) each share of the Common Stock, par value $0.01 per share, of AINC (“Existing AINC Common Stock”) outstanding immediately prior to the Effective Time (as defined herein) will be converted into one share of the Common Stock, par value $0.001 per share, of New Holdco (“New Holdco Common Stock”), (ii) each share of the Series B Convertible Preferred Stock, par value $0.01 per share, of AINC (“Existing AINC Preferred Stock”) outstanding immediately prior to the Effective Time will be converted into one share of the Series D Convertible Preferred Stock, par value $0.001 per share, of New Holdco (“New Holdco Preferred Stock”), (iii) each share of the Common Stock, par value $0.00001 per share, of Merger Sub (“Merger Sub Common Stock”) outstanding immediately prior to the Effective Time will be converted into one share of the Existing AINC Common Stock, (iv) each share of the Preferred Stock, par value $0.00001 per share, of Merger Sub (“Merger Sub Preferred Stock”) outstanding immediately prior to the Effective Time will be converted into one share of the Series E Convertible Preferred Stock, par value $0.01 per share, of AINC which will be created by AINC through its filing of Articles Supplementary with the Maryland State Department of Assessments and Taxation in the form attached hereto as Exhibit A (“New AINC Articles Supplementary”) with an effective date and time concurrent with the Effective Time (“New AINC Preferred Stock”), and (v) the shares of New Holdco Common Stock outstanding immediately prior to the Effective Time will be cancelled;

WHEREAS, the purpose of the Merger is, in part, to cause the holding company of AINC and its subsidiaries to be organized under the laws of the Nevada.  The Board of Directors of AINC has determined that the creation of a holding company organized under the laws of Nevada is consistent with, and will further, the business strategies and goals of AINC and its Affiliates and is in the best interests of AINC and its shareholders;

WHEREAS, the board of directors of AINC has declared advisable the merger of Merger Sub with and into AINC in accordance with the terms of this Agreement and the Combination Agreement, with AINC to be the surviving entity in the Merger and to become a wholly-owned subsidiary of New Holdco and the outstanding shares of AINC Common Stock and AINC Preferred Stock to be converted into shares of New Holdco Common Stock and New Holdco Preferred Stock, respectively, and recommended to the AINC voting shareholders that they vote in favor of the Merger and the transactions contemplated by this Agreement and the Combination Agreement;

WHEREAS, under the Combination Agreement, the following AINC stockholder votes are required (the “Required Stockholder Vote”) in order to approve the Merger, this Agreement and the other transactions contemplated by the Combination Agreement: (a) with respect to the Combination Agreement and the transactions contemplated thereby, including the Merger and the transactions contemplated by the Merger Agreement, (i) the affirmative vote of a majority of the issued and outstanding voting power of the AINC voting stock (taking into account the Existing AINC Preferred Stock on an as-converted basis), (ii) the affirmative vote of the holders of at least 55% of the outstanding shares of the Existing AINC Preferred Stock, and (iii) the affirmative vote of a majority of the issued and outstanding shares of AINC voting stock (taking into account the Existing AINC Preferred Stock on an as-converted basis) that are not Beneficially Owned (as defined in the Combination Agreement) by the Bennetts, MJB Investments or the Trusts (provided that, for purposes of this clause (iii), the AINC voting stock that is owned of record by Ashford Hospitality Trust, Inc. or Braemar Hotels & Resorts, Inc. shall not be deemed to be Beneficially Owned (as defined in the Contribution Agreement) by the Bennetts, MJB Investments or the Trusts so long as the decision to vote such shares on the Combination Agreement and the transactions contemplated thereby, including the Merger and the transactions contemplated by the Merger Agreement, is solely determined by the members of the Board of Directors of the applicable entity who are independent within the meaning of applicable rules of the NYSE American (or any exchange on which the common stock is listed on the record date for the Stockholder Meeting (as defined below)) and do not have a material financial interest within the meaning of Section 2-419 of the Maryland General Corporation Law (the “MGCL”) in the transactions contemplated by the Combination Agreement and the Merger Agreement (or a duly appointed board committee consisting only of such independent and disinterested board members); and (b) with respect to the to the issuance of the New Holdco Preferred Stock to the Bennetts, MJB Investments, James L. Cowen and Jeremy J. Welter, the affirmative vote of a majority of the issued and outstanding voting power of the AINC voting stock (taking into account the Existing AINC Preferred Stock on an as-converted basis) represented in person or by proxy at the Stockholder Meeting (as defined below); and

WHEREAS, it is intended that, for U.S. federal income tax purposes (and, where applicable, state and local tax purposes): (i) the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement together with the Combination Agreement shall constitute a “plan of reorganization” within the meaning of the Code and the Treasury regulations promulgated thereunder; and (ii) the exchange of Transferred Securities (as defined in the Combination Agreement) for New Holdco Preferred Stock pursuant to the Remington Contribution Agreement (as defined in the Combination Agreement) and the Combination Agreement (the “Remington Exchange”), together with the exchange of Existing AINC Common Stock for New Holdco Common Stock and the Existing AINC Preferred Stock for New Holdco Preferred Stock pursuant to the Merger, qualify as an exchange under Section 351 of the Code, and the Combination Agreement, the PM Contribution Agreement

and this Agreement will together be taken as a single plan of exchange under Section 351 of the Code.

NOW THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
THE MERGER

Section 1.1            Merger and New Holdco Common Stock and New Holdco Preferred Stock. In accordance with the provisions of (i) this Agreement, (ii) the Articles of Merger (as defined below) and (iii) the MGCL, at the Effective Time (as defined below), Merger Sub shall be merged with and into AINC, the separate existence of Merger Sub shall cease, and AINC shall continue as the surviving corporation under the laws of the State of Maryland.

Section 1.2            Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) shall take place at such time, date and place as the parties may agree, but in no event prior to the satisfaction or, to the extent permitted by applicable law, waiver of the conditions set forth in Section 3.1 hereof.

Section 1.3            Effective Time and Execution. Subject to the terms and conditions of this Agreement, at the Closing, the parties hereto shall cause the Articles of Merger with respect to the Merger (the “Articles of Merger”) to be filed with the Maryland State Department of Assessments and Taxation in the manner provided under Section 3-109 of the MGCL. The Merger shall become effective at the effective time set forth in the Articles of Merger as filed with and accepted for record by the Maryland State Department of Assessments and Taxation (the “Effective Time”). The Effective Time shall occur after the execution and delivery of the Remington Contribution Agreement. AINC, as it will exist from and after the Effective Time, is herein sometimes referred to as the “Surviving Corporation.” The day on which the Effective Time occurs is hereinafter sometimes referred to as the “Effective Date.” The Parties acknowledge that this Agreement was executed (a) simultaneously with the execution of the Investor Rights Agreement, the Remington Contribution Agreement, the Hotel Services Agreement, the Transition Cost Sharing Agreement and the Non-Competition Agreement (each, as defined in the Combination Agreement), (b) simultaneously with the filing for record with the Maryland State Department of Assessments and Taxation of the Articles of Merger and the New AINC Articles Supplementary (each with a delayed effective time, as specified therein), (c) simultaneously with the filing for record with the Nevada Secretary of State of the New Holdco Preferred Stock Certificate of Designation (as defined in the Combination Agreement) (with an effective time, as specified therein), and (d) prior to the Effective Time.

Section 1.4            Name of Surviving Corporation. The name of the Surviving Corporation of the Merger shall be OAINC II Inc.

Section 1.5            Effect of the Merger.

(A)                               MGCL. The Merger shall, from and after the Effective Time, have the effects provided for in the MGCL, including Section 3-114 thereof.

(B)                               Surviving Corporation Vesting. Without limitation of paragraph (A) above, at the Effective Time, (i) all of the rights, privileges, powers and franchises and all property (real, personal and mixed) of Merger Sub shall automatically vest in the Surviving Corporation, (ii) all debts, liabilities and duties of Merger Sub shall automatically attach to and become the responsibility of the Surviving Corporation, (iii) all corporate acts, plans, policies, contracts, approvals and authorizations of Merger Sub and the sole stockholder of Merger Sub, all committees elected or appointed by the sole stockholder of Merger Sub and all officers and agents of Merger Sub, that were valid and effective immediately prior to the Effective Time shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorizations of the Surviving Corporation and shall be effective and binding on the Surviving Corporation as the same were with respect to Merger Sub, (iv) any action or proceeding, whether civil, criminal or administrative, pending by or against Merger Sub may be prosecuted as if the Merger had not taken place or the Surviving Corporation may be substituted for Merger Sub in any such action or proceeding and (v) any employees of Merger Sub at the Effective Time shall become employees of the Surviving Corporation.

Section 1.6            Governing Documents. At and after the Effective Time, the articles of incorporation of AINC, as in effect immediately prior to the Effective Time (the “Charter”), as supplemented by the New AINC Articles Supplementary, shall be the charter of the Surviving Corporation unless and until amended in accordance with the MGCL and the Charter subsequently to the Effective Time. At and after the Effective Time, the bylaws of AINC, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation (the “Surviving Corporation Bylaws”) unless and until amended in accordance with the MGCL and the Charter subsequent to the Effective Time.

Section 1.7            Officers and Directors. The persons serving as officers and directors of AINC immediately prior to the Effective Time shall be the officers and directors of the Surviving Corporation until changed in accordance with the Surviving Corporation Bylaws and applicable law subsequently to the Effective Time.

Section 1.8            Effect on Capital Stock. At the Effective Time, by virtue of the Merger and this Agreement and without any action on the part of AINC, New Holdco or Merger Sub:

(A)                               Existing AINC Common Stock. Each share of Existing AINC Common Stock issued and outstanding immediately prior to the Effective Time shall automatically convert, on a one-for-one basis, into one share of New Holdco Common Stock.

(B)                               Existing AINC Preferred Stock. Subject to Section 1.9, each share of Existing AINC Preferred Stock issued and outstanding immediately prior to the Effective Time shall automatically convert, on a one-for-one basis, into one share of New Holdco Preferred Stock.

(C)                               Merger Sub Common Stock. Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall automatically convert, on a one-for-one basis, into one share of Existing AINC Common Stock.

(D)                               Merger Sub Preferred Stock. Each share of Merger Sub Preferred Stock issued and outstanding immediately prior to the Effective Time shall automatically convert, on a one-for-one basis, into one share of New AINC Preferred Stock.

(E)                                New Holdco Common Stock. Each share of New Holdco Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of this Agreement, automatically be cancelled for no consideration and cease to be issued or outstanding.

Section 1.9                                    Dissenting Shares.

(A)                               Notwithstanding anything in this Agreement to the contrary (but subject to the other provisions of this Section 1.9), any shares of Existing AINC Preferred Stock for which the holder thereof (i) files with AINC a written objection to the Merger within the time required by the MGCL, (ii) has not voted in favor of the Merger or consented to it in writing, and (ii) has made a written demand on New Holdco for the payment of the fair value such holder’s Existing AINC Preferred Stock and has complied in all respects with, the MGCL (collectively, the “Dissenting Shares”), shall not be converted into the right to receive the New Holdco Preferred Stock in accordance with Section 1.8(b). At the Effective Time, (i) all Dissenting Shares shall be canceled and cease to exist and (ii) the holders of Dissenting Shares shall be entitled only to such rights as may be granted to them under the MGCL.

(B)                               Notwithstanding the provisions of Section 1.9(A), if any holder of Dissenting Shares effectively withdraws or loses such appraisal rights (through failure to perfect such appraisal rights or otherwise), then that holder’s shares (i) shall be deemed no longer to be Dissenting Shares and (ii) shall be treated as if they had been converted automatically at the Effective Time into the right to receive the New Holdco Preferred Stock in accordance with Section 1.8(B).

(C)                               AINC shall give New Holdco (i) prompt notice of any written demand for appraisal of any shares of Existing AINC Preferred Stock (including copies of any written demands), any withdrawals or attempted withdrawals of such demands and any other instrument served on AINC under the MGCL and (ii) the right to direct all negotiations and proceedings with respect to such demands for appraisal. Except to the extent required by applicable Law, AINC shall not offer to make or make any payment with respect to any such demands for appraisal or otherwise settle any such demands without the prior written consent of New Holdco, which consent shall not be unreasonably withheld, delayed or conditioned.

(D)                               Prior to the Effective Time, AINC shall not, except with the prior written consent of New Holdco, voluntarily make any payment with respect to any demands for appraisal of any shares of Existing AINC Preferred Stock, offer to settle or settle any such demands or approve any withdrawal of any such demands.

Section 1.10                             No Required Surrender of Stock Certificates.

(A)                               Excluding any Dissenting Shares, at and after the Effective Time: (i) where no physical certificate representing the shares of Existing AINC Common Stock or Existing AINC Preferred Stock has been issued in the name of a holder of shares of Existing AINC Common Stock or Existing AINC Preferred Stock, as applicable, issued and outstanding immediately prior to the Effective Time, a “book-entry” (i.e., a computerized or manual entry) shall be made in the stockholder records of New Holdco to evidence the issuance to such holder of the number of uncertificated shares of New Holdco Common Stock or New Holdco Preferred Stock into which such shares of Existing AINC Common Stock or Existing AINC Preferred Stock, as applicable, have been converted pursuant to Section 1.8 and New Holdco shall cause each stockholder holding New Holdco Common Stock or New Holdco Preferred Stock, as applicable, in book entry form to be provided such information as shall be required by or necessary to comply with Nevada law; and (ii) each certificate which, immediately prior to the Effective Time, represented outstanding shares of Existing AINC Common Stock or Existing AINC Preferred Stock, as applicable (an “AINC Certificate”), shall be deemed for all purposes to evidence ownership of, and to represent, the number of shares of New Holdco Common Stock or New Holdco Preferred Stock, as applicable, into which the shares of Existing AINC Common Stock or Existing AINC Preferred Stock, as applicable, represented by such AINC Certificate immediately prior to the Effective Time have been converted pursuant to Section 1.8.

(B)                               Excluding any Dissenting Shares, the registered holder of any AINC Certificate outstanding immediately prior to the Effective Time, as such holder appears in the books and records of AINC, or of the transfer agent in respect of the shares of Existing AINC Common Stock or Existing AINC Preferred Stock, as applicable, immediately prior to the Effective Time, shall, until such AINC Certificate is surrendered for transfer or exchange, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends or other distributions on, the shares of New Holdco Common Stock or New Holdco Preferred Stock, as applicable, into which the shares of Existing AINC Common Stock or Existing AINC Preferred Stock, as applicable, represented by any such AINC Certificate have been converted pursuant to Section 1.8, subject to the provisions of applicable Nevada law.

(C)                               Excluding any Dissenting Shares, within a reasonable period of time following the Effective Time, New Holdco shall mail, or shall cause to be mailed, to the persons who were registered holders of AINC Certificates immediately prior to the Effective Time, a letter of transmittal, in customary form, containing instructions for use in effecting the surrender of such AINC Certificates, if the holder so chooses, in exchange for a certificate (a “New Holdco  Certificate”), or uncertificated shares in book-entry form, representing the number of shares of New Holdco Common Stock or New Holdco Preferred Stock, as applicable, into which the shares of Existing AINC Common Stock or Existing AINC Preferred Stock, as applicable, represented by such AINC Certificate have been converted pursuant to Section 1.8.

(D)                               Excluding any Dissenting Shares, if any AINC Certificate shall have been lost, stolen or destroyed, New Holdco may, in its discretion and as a condition to the issuance of any New Holdco Certificate or uncertificated shares of New Holdco Common Stock or New Holdco Preferred Stock, as applicable, in book-entry form, require the owner of such lost, stolen or destroyed AINC Certificate to post a bond, in such reasonable and customary amount as New Holdco may direct, as indemnity against any claim that may be made against New Holdco or the Surviving Corporation with respect to such AINC Certificate.

(E)                                Excluding any Dissenting Shares, if any New Holdco Certificate is to be issued in a name other than that in which the AINC Certificate surrendered for exchange is registered, such exchange shall be conditioned upon: (i) the AINC Certificate so surrendered being properly endorsed or otherwise in proper form for transfer; and (ii) the person requesting such exchange either paying any transfer or other taxes required by reason of the issuance of the New Holdco Certificate in a name other than that of the registered holder of the AINC Certificate surrendered, or establishing to the satisfaction of New Holdco, or the transfer agent in respect of the New Holdco Common Stock or New Holdco Preferred Stock, as applicable, that such tax has been paid or is not applicable.

(F)                                 Each New Holdco Certificate shall comply with all requirements set forth in New Holdco’s charter or bylaws and applicable law with respect to notice of certain restrictions on ownership and transferability.

(G)                               AINC and New Holdco expect that the New Holdco Certificates delivered to former AINC stockholders will reflect the change of New Holdco’s name to “Ashford Inc.”

Section 1.11          Dividends. At the Effective Time and by operation of the Merger and this Agreement, AINC’s obligations with respect to any dividends or other distributions to holders of Existing AINC Common Stock or Existing AINC Preferred Stock that have been declared by AINC, but not paid prior to the Effective Time will be assumed by New Holdco in accordance with the terms of the declaration or accrual, as applicable.  Immediately prior to the Effective Time, AINC will pay a dividend on the Existing AINC Preferred Stock in an amount equal to the amount of accrued but unpaid dividends on the Existing AINC Preferred Stock immediately prior to such time.

Section 1.12          Stock Transfer Books. At the Effective Time, the stock transfer books of AINC shall be closed and thereafter there shall be no further registration of transfers of shares of Existing AINC Common Stock or Existing AINC Preferred Stock theretofore outstanding on the records of AINC.

Section 1.13          Plan of Reorganization and Plan of Exchange. This Agreement, together with the Combination Agreement, is intended to constitute a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g), and this Agreement, the Combination Agreement and the Remington Contribution Agreement together are intended to constitute a single plan of exchange under Section 351 of the Code. Each party hereto shall use commercially reasonable efforts to cause the Merger to qualify, and will not take any actions or cause any actions to be taken which would prevent the Merger from qualifying, as a reorganization within the meaning of Section 368(a) of the Code. Each party hereto shall use commercially reasonable efforts to cause the Merger and the Remington Exchange collectively to qualify, and will not knowingly take any actions or cause any actions to be taken which would prevent the Merger and the Remington Exchange collectively from qualifying, as an exchange under Section 351 of the Code.

Section 1.14        Successor Issuer. It is the intent of the parties hereto that New Holdco be deemed a “successor issuer” of AINC in accordance with Rule 12g-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) solely for purposes of the Exchange Act, and in accordance with Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”) solely for purposes of the Securities Act. At or after the Effective Time, New Holdco shall file: (i) an appropriate report on Form 8-K describing the Merger; and (ii) appropriate amendments to any registration statements of AINC on Form S-8 in accordance with Section 2.2.

ARTICLE II
ACTIONS TO BE TAKEN IN CONNECTION WITH THE MERGER

Section 2.1            Assumption of AINC Plan and Outstanding Stock Options and Obligations under the AINC Plan. At the Effective Time, New Holdco shall assume the rights and obligations of AINC under the Ashford Inc. 2014 Incentive Plan (including all amendments or modifications thereto, the “AINC Plan”) and the rights and obligations of AINC under: (i) all unexercised and unexpired options to purchase shares of Existing AINC Common Stock (“AINC Options”), as well as all outstanding restricted stock grants, that are then outstanding under the AINC Plan immediately prior to the Effective Time; (ii) all obligations to issue shares of Existing AINC Common Stock under the deferred compensation obligations assumed by AINC in connection with its spin-off from Ashford Hospitality Trust, Inc. in 2014 (the “AINC Deferred Compensation Obligations”); and (iii) the remaining unallocated reserve of shares of Existing AINC Common Stock issuable under the AINC Plan. At the Effective Time, the reserve of shares of Existing AINC Common Stock under the AINC Plan, whether allocated to existing AINC Options, existing AINC Deferred Compensation Obligations or existing restricted stock grants, or unallocated at that time, shall be converted on a one-share-for-one-share basis into a reserve of shares of New Holdco Common Stock, and each AINC Option and each AINC Deferred Compensation Obligation assumed by New Holdco, as well as each outstanding restricted stock grant, shall continue to have, and be subject to, the same terms and conditions as set forth in the AINC Plan, the AINC Options and the AINC Deferred Compensation Obligations and the agreement(s) evidencing each of the AINC Options, the AINC Deferred Compensation Obligations and the restricted stock grants as in effect immediately prior to the Effective Time (including, without limitation, the vesting schedule and applicable issuance dates (without acceleration thereof by virtue of the Merger and the transactions contemplated hereby or by the Combination Agreement), the per share exercise price of the AINC Options, the expiration date of the AINC Options and other applicable termination provisions and the tax withholding procedures), except that from and after the Effective Time: (i) each AINC Option will be exercisable (or will become exercisable in accordance with its terms) for that number of shares of New Holdco Common Stock equal to the number of shares of Existing AINC Common Stock that were subject to each such AINC Option immediately prior to the Effective Time and any applicable exercise price shall be payable to New Holdco; (ii) each AINC Deferred Compensation Obligation may be settled for that number of shares of New Holdco Common Stock equal to the number of shares of Existing AINC Common Stock for which such AINC Deferred Compensation Obligation could be settled; and (iii) each outstanding restricted stock grant shall be with respect to that number of shares of New Holdco Common Stock equal to the number of shares of Existing AINC Common Stock that were subject to such restricted stock grant immediately prior to the Effective Time.

Section 2.2            Assignment and Assumption of Agreements. Effective as of the Effective Time, AINC hereby assigns and delegates to New Holdco, and New Holdco hereby assumes and agrees to perform, all rights and obligations of AINC pursuant to the AINC Plan, under each option agreement relating to AINC Stock Options outstanding under the AINC Plan immediately prior to the Effective Time and under each AINC Deferred Compensation Obligation outstanding immediately prior to the Effective Time. Effective as of the Effective Time, New Holdco shall become the successor issuer of securities under the AINC Plan in accordance with Rule 12g-3 under the Exchange Act solely for purposes of the Exchange Act and in accordance with Rule 414 under the Securities Act solely for purposes of the Securities Act and shall, as soon as practicable following the Effective Time, file a post-effective amendment to each existing registration statement on Form S-8 covering the AINC Plan, pursuant to which New Holdco as successor to AINC shall expressly adopt such registration statements on Form S-8 as its own in accordance with Rule 414 under the Securities Act.

Section 2.3            Reservation of Shares. On or prior to the Effective Time, New Holdco shall reserve sufficient shares of New Holdco Common Stock to provide for the issuance of New Holdco Common Stock upon the exercise or other settlement of all AINC Options and AINC Deferred Compensation Obligations and to cover any additional shares of New Holdco Common Stock that may become issuable under future awards made with respect to the remaining share reserve under the assumed AINC Plan that is, in accordance with the foregoing provisions of this Agreement, converted into a reserve of shares of New Holdco Common Stock.

Section 2.4            Registration Statement; Prospectus/Proxy Statement. In connection with the Stockholder Meeting (as defined below), New Holdco has prepared and filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (together with all amendments thereto, the “Registration Statement”) in connection with the registration under the Securities Act of the shares of New Holdco Common Stock to be issued to the stockholders of AINC pursuant to the Merger. The Registration Statement shall, at such time as it is declared effective by order of the SEC, include: (i) a prospectus for the issuance of shares of New Holdco Common Stock in the Merger; and (ii) a proxy statement relating to the Stockholder Meeting (such prospectus and proxy statement collectively, together with any amendments or supplements thereto, the “Prospectus/Proxy Statement”). Each of New Holdco and AINC shall use its reasonable best efforts to cause the Registration Statement to become effective and the Prospectus/Proxy Statement to be cleared by the SEC as promptly as practicable, and, prior to the effective date of the Registration Statement, New Holdco shall take all actions reasonably required under any applicable federal securities laws or state blue sky laws in connection with the issuance of shares of New Holdco Common Stock pursuant to the Merger. As promptly as reasonably practicable after the Registration Statement shall have become effective and the Prospectus/Proxy Statement shall have been cleared by the SEC, AINC shall mail or cause to be mailed or otherwise make available in accordance with the Securities Act and the Exchange Act, the Prospectus/Proxy Statement to its stockholders; provided, however, that the parties shall consult and cooperate with each other in determining the appropriate time for mailing or otherwise making available to AINC’s stockholders the Prospectus/Proxy Statement in light of the date set for the Stockholder Meeting.

Section 2.5            Meeting of AINC Stockholders; Board Recommendation. AINC shall take all action necessary in accordance with the MGCL and its governing documents to call, hold and convene a meeting of its stockholders to consider and vote upon the matters referenced within the definition of the term Required Stockholder Vote (the “Stockholder Meeting”). AINC shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the matters referenced within the definition of Required Stockholder Vote. AINC may adjourn or postpone the Stockholder Meeting: (i) to the extent necessary to ensure that any necessary supplement or amendment to the Prospectus/Proxy Statement is provided to its stockholders in advance of any vote on the matters referenced within the definition of Required Stockholder Vote or (ii) if as of the time for which the Stockholder Meeting is originally scheduled (as set forth in the Prospectus/Proxy Statement) insufficient shares of Existing AINC Common Stock and Existing AINC Preferred Stock are voting in favor of the approval of the of the matters referenced within the definition of Required Stockholder Vote or represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such Stockholder Meeting.

Section 2.6            Listing of New Holdco Common Stock. AINC and New Holdco shall use their reasonable best efforts to obtain, at or before the Effective Time, confirmation of listing on the NYSE American LLC stock exchange (the “NYSE American”) of the New Holdco Common Stock issuable pursuant to the Merger.

Section 2.7            Section 16 Matters. Prior to the Effective Time, the Boards of Directors of AINC and New Holdco or an appropriate committee of non-employee directors (as such term is defined for purposes of Rule 16b-3 promulgated under the Exchange Act) shall adopt resolutions consistent with the interpretive guidance of the SEC so that the disposition by any officer or director of AINC or New Holdco who is a covered person for purposes of Section 16(a) of the Exchange Act of shares of Existing AINC Common Stock or Existing AINC Preferred Stock (or derivative securities) and the receipt of shares of New Holdco Common Stock or New Holdco Preferred Stock (or derivative securities) in exchange therefor by virtue of this Agreement and the Merger will be an exempt transaction for purposes of Section 16(b) of the Exchange Act.

Section 2.8            Other Employee Benefit Plans and Arrangements. Effective as of the Effective Time: (i) AINC transfers, assigns and delegates to New Holdco, and New Holdco hereby assumes, each of AINC’s other employee benefit plans and arrangements and all rights and obligations of AINC thereunder, if any, by AINC to New Holdco prior to the Effective Time; and (ii) New Holdco hereby assumes and agrees to perform the obligations of AINC thereunder upon the same terms and conditions as set forth in each such designated plan and arrangement as in effect at the Effective Time.

ARTICLE III
CONDITIONS TO CLOSING

Section 3.1            Conditions to Obligations of Merger Sub. The obligations of Merger Sub to perform this Agreement are subject to the satisfaction or waiver, prior to the proposed Effective Time, of each of the following conditions:

(A)                               AINC shall have performed all agreements, covenants and obligations required to be performed, complied with or discharged by it under this Agreement and the Combination Agreement prior to or as of the Effective Time.

(B)                               All actions necessary to authorize the execution, delivery and performance of this Agreement and the Combination Agreement by AINC and the enforceability of this Agreement and the Combination Agreement against AINC shall have been duly and validly taken.

Section 3.2            Conditions to Obligations of New Holdco. The obligations of New Holdco to perform this Agreement are subject to the satisfaction or waiver, prior to the proposed Effective Time, of the following conditions:

(A)                               Each of AINC and Merger Sub shall have performed all agreements, covenants and obligations required to be performed, complied with or discharged by it under this Agreement and the Combination Agreement prior to or as of the Effective Time.

(B)                               All actions necessary to authorize the execution, delivery and performance of this Agreement and the Combination Agreement by each of AINC and Merger Sub and the enforceability of this Agreement and the Combination Agreement against each of AINC and Merger Sub shall have been duly and validly taken.

(C)                               Each of the matters referenced within the definition of Required Stockholder Vote shall have been approved by the Requisite Stockholder Vote at the Stockholder Meeting.

(D)                               Immediately prior to the Effective Time, the shares of New Holdco Common Stock to be issued in the Merger shall be approved to be listed for trading on the NYSE American upon issuance.

Section 3.3                                    Conditions to Obligations of AINC. The obligations of AINC to perform this Agreement are subject to the satisfaction or waiver, prior to the proposed Effective Time, of the following conditions:

(A)                               Each of New Holdco and Merger Sub shall have performed all agreements, covenants and obligations required to be performed, complied with or discharged by it under this Agreement and the Combination Agreement prior to or as of the Effective Time.

(B)                               All actions necessary to authorize the execution, delivery and performance of this Agreement and the Combination Agreement by Merger Sub and the enforceability of this Agreement and the Combination Agreement against Merger Sub shall have been duly and validly taken.

(C)                               Each of the matters referenced within the definition of Required Stockholder Vote shall have been approved by the Requisite Stockholder Vote at the Stockholder Meeting.

(D)                               Immediately prior to the Effective Time, the shares of New Holdco Common Stock to be issued in the Merger shall be approved to be listed for trading on the NYSE American upon issuance.

ARTICLE IV
ADDITIONAL COVENANTS

Section 4.1                                    Expenses. AINC and New Holdco shall pay all of their own expenses in connection with the transactions contemplated by this Agreement.

Section 4.2                                    Activities of New Holdco and Merger Sub. Prior to the Effective Time, New Holdco and Merger Sub shall not conduct any business activities and shall not conduct any other activities except in connection with the transactions contemplated by this Agreement, the Transaction Documents (as defined in the Combination Agreement) or the Combination Agreement.

ARTICLE V
REGISTRATION RIGHTS

Section 5.1                                    Resale Registration. No later than 120 days following the Effective Time, New Holdco shall prepare and file a registration statement under the Securities Act to permit the public resale of Registrable Securities (as defined below) then outstanding from time to time as permitted by Rule 415 of the Securities Act with respect to all of the Registrable Securities (the “Resale Registration Statement”). The Resale Registration Statement filed pursuant to this Agreement shall be on such appropriate registration form of the SEC as shall be selected by New Holdco so long as it permits the continuous offering of the Registrable Securities pursuant to Rule 415 of the Securities Act or such other rule as is then applicable. New Holdco shall use its commercially reasonable efforts to cause the Resale Registration Statement to become effective on or as soon as practicable after the filing thereof. Any Resale Registration Statement shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Holders (as defined below) of any and all Registrable Securities covered by such Resale Registration Statement. New Holdco shall use its commercially reasonable efforts to cause the Resale Registration Statement filed pursuant to this Agreement to be effective, supplemented and amended to the extent necessary to ensure that it is available for the resale of all Registrable Securities by the Holders until all Registrable Securities covered by such Resale Registration Statement have ceased to be Registrable Securities (the “Effectiveness Period”). The Resale Registration Statement when effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Resale Registration Statement, in the light of the circumstances under which a statement is made).

Section 5.2                                    Obligations of New Holdco. Whenever required under this Article V to effect the registration of any Registrable Securities, New Holdco will, as expeditiously as possible:

(A)                               prepare and file with the SEC such amendments and supplements to the Resale Registration Statement and the prospectus used in connection with such Resale Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Resale Registration Statement;

(B)                               furnish to the Holders such numbers of copies of a prospectus including a preliminary prospectus, in conformity with the requirements of the Securities Act with respect to the disposition of all securities covered by the Resale Registration Statement;

(C)                               use its best efforts to register and qualify the Registrable Securities covered by the Resale Registration Statement under such other securities or Blue Sky laws of such jurisdictions as reasonably requested by the Holders of Registrable Securities; provided that New Holdco will not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless New Holdco is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(D)                               cause the Registrable Securities registered for resale to be listed on a national securities exchange or trading system and each securities exchange and trading system on which similar securities issued by AINC are then listed;

(E)                                provide a transfer agent and a registrar for all such Registrable Securities, in each case not later than the effective date of such registration;

(F)                                 if requested by the Holders of a majority of the Registrable Securities, retain one or more nationally-recognized investment banking firms to act as underwriter for the offering, and enter into such customary agreements (including underwriting and lock-up agreements in customary form) and take all such customary actions as the Holders of a majority of the Registrable Securities or the managing underwriter of such offering request in order to expedite or facilitate the disposition of the all such Registrable Securities (including, without limitation, making appropriate officers of New Holdco available to participate in “road show” and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Securities)); and

(G)                               use its best efforts to furnish, on the date on which such Registrable Securities are sold to any underwriter: (i) an opinion, dated such date, of the counsel representing New Holdco for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any; and (ii) a “comfort letter” dated such date, from the independent certified public accountants of New Holdco, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any.

Section 5.3                                    Delay Rights. Notwithstanding anything to the contrary contained herein, New Holdco may, upon written notice to all Holders whose Registrable Securities are included in the Resale Registration Statement, suspend such Holder’s use of any prospectus which is a part of the Resale Registration Statement (a “Blackout Period”) (in which event the Holder shall discontinue sales of the Registrable Securities pursuant to the Resale Registration Statement) if New Holdco is contemplating or has experienced a material non-public event, the disclosure of which at such time, in the good faith judgment of New Holdco, would materially adversely affect New Holdco or, as to each Holder that is subject to the securities trading policies of New Holdco applicable to insiders of New Holdco, during any period in which insiders of New Holdco are not permitted to trade in securities of New Holdco under the securities trading policies of New Holdco applicable to insiders of New Holdco. Upon disclosure of such information or the termination of the condition or expiration of such period described above, New Holdco shall provide prompt notice to the Holders whose Registrable Securities are included in the Resale Registration Statement, and shall promptly terminate any suspension of sales it has put into effect. Any such Blackout Period will be no longer than 60 days in the aggregate in any 365-day period and New Holdco will not utilize this right more than once in any twelve -month period.

Section 5.4                                    Cooperation by Holders. New Holdco shall have no obligation to include in the Resale Registration Statement Registrable Securities of a Holder who has failed to timely furnish upon written request timely delivered to such Holder such information that New Holdco determines, after consultation with counsel, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 5.5                                    Expenses. New Holdco will pay all reasonable expenses incurred pursuant to this Article V with respect to the registration of the Registrable Securities as determined in good faith; provided that New Holdco shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights under this this Article V.

Section 5.6                                    Termination of Purchaser’s Rights. A Holder’s rights under this Agreement shall terminate upon the termination of the Effectiveness Period.

Section 5.7                                    Certain Definitions. For purposes of this Article V, the following capitalized terms have the definitions set forth below:

(A)                               “Converted Common Stock” means shares of New Holdco Common Stock issuable upon conversion of the New Holdco Preferred Stock.

(B)                               “Holder” means any Covered Investor (as such term is defined in that certain Investor Rights Agreement, dated as of November 6, 2019, by and among New Holdco and the Investors (the “Investor Rights Agreement”)).

(C)                               “Registrable Securities” means: (i) the New Holdco Preferred Stock; (ii) any Converted Common Stock; and (iii) any shares of capital stock issued in respect of the New Holdco Preferred Stock or any Converted Common Stock in the event of any recapitalization, reclassification, merger, consolidation or similar transaction or event; provided that any such Registrable Security will cease to be a Registrable Security when (a) a registration statement covering such Registrable Security becomes or has been declared effective by the SEC and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) such Registrable Security has been disposed of pursuant to any section of Rule 144 under the Securities Act (“Rule 144”) (or any similar provision then in force) under the Securities Act; (c) such Registrable Security is held by New Holdco or one of its subsidiaries or Affiliates (other than the Investors); or (d) such Registrable Security becomes eligible for resale in accordance with Rule 144 without volume or holding period limitations and, in the event New Holdco is not in compliance with the requirements of Rule 144(c) promulgated under the Securities Act, without the need for current public information.

ARTICLE VI
AMENDMENT AND TERMINATION

Section 6.1                                    Amendment. This Agreement may be amended or supplemented in any manner and from time to time prior to the Effective Time by a written instrument duly executed and delivered by all of the parties hereto.

Section 6.2                                    Termination. If permitted under the Combination Agreement, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by action taken by the Board of Directors of AINC or the sole stockholder of Merger Sub for any reason whatsoever, such termination to be effected by giving written notice to the other parties hereto. In the event of the permitted termination and abandonment of this Agreement, this Agreement shall become void and have no effect, without any liability on the part of any party or its directors, managers, officers, stockholders, members or partners.

ARTICLE VII
MISCELLANEOUS

Section 7.1                                    Descriptive Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

Section 7.2                                    Counterparts. For the convenience of the parties, any number of counterparts of this Agreement may be executed by one or more parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

Section 7.3                                    Successors and Assigns. This Agreement may not be assigned by a party without the written consent of the other parties hereto. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

Section 7.4                                    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.5                                    Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland.

Section 7.6                                    Third-Party Beneficiaries. Any Investor or Covered Investor (as defined in the Investor Rights Agreement), even if not a party to this Agreement, shall be deemed an express third-party beneficiary of the provisions contained in Article V hereof with full rights to enforce and access such obligations directly in their own respective name and on their own respective behalf.

(Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as all of the day and year first above written.

ASHFORD INC.,
a Maryland corporation

By:	/s/ Robert G. Haiman
Name:	Robert G. Haiman
Title:	Executive Vice President, General Counsel & Secretary

ASHFORD MERGER SUB INC.,
a Maryland corporation

By:	/s/ Robert G. Haiman
Name:	Robert G. Haiman
Title:	Executive Vice President, General Counsel & Secretary

ASHFORD NEVADA HOLDING CORP.,
a Nevada corporation

By:	/s/ Robert G. Haiman
Name:	Robert G. Haiman
Title:	Secretary

Solely for the purposes of Article V hereof:

/s/ Archie Bennett, Jr.
Archie Bennett, Jr.

/s/ Monty J. Bennett
Monty J. Bennett

MJB INVESTMENTS, LP

By:	MJB Investments GP, LLC, its general partner

By:	/s/ Monty J. Bennett
Name:	Monty J. Bennett
Title:	Sole Member

[Signature Page to Merger and Registration Rights Agreement]

ALAYNA JO BENNETT MAX 2019 GIFT TRUST

By:	/s/ Alayna Jo Bennett Max
Trustee: Alayna Jo Bennett Max

ARCHIE BENNETT, III 2019 GIFT TRUST

By:	/s/ Archie Bennett, Jr.
Trustee: Archie Bennett, Jr.

AUDRA MARIE BENNETT MAXWELL 2019 GIFT TRUST

By:	/s/ Audra Marie Bennett Maxwell
Trustee: Audra Marie Bennett Maxwell

JORY GLAZENER 2019 GIFT TRUST

By:	/s/ Archie Bennett, Jr.
Trustee: Archie Bennett, Jr.

KRISTA KOLEAS 2019 GIFT TRUST

By:	/s/ Krista Koleas
Trustee: Krista Koleas

MATTHEW WADE BENNETT 2019 GIFT TRUST

By:	/s/ Matthew Wade Bennett
Trustee: Matthew Wade Bennett

BEVERLY RENE BENNETT FLOOD 2019 GIFT TRUST

By:	/s/ Beverly Rene Bennett Flood
Trustee: Beverly Rene Bennett Flood

/s/ James L. Cowen
James L. Cowen

/s/ Jeremy J. Welter
Jeremy J. Welter

/s/ Mark A. Sharkey
Mark A. Sharkey

[Signature Page to Merger and Registration Rights Agreement]

SUPPLEMENTAL NEEDS TRUST FBO LUCAS WADE BENNETT

By:	/s/ Monty J. Bennett
Trustee: Monty J. Bennett

[Signature Page to Merger and Registration Rights Agreement]

/s/ Marissa A. Bennett
Marissa A. Bennett

[Signature Page to Merger and Registration Rights Agreement]

Exhibit A

New AINC Articles Supplementary

[See attached]